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                                                                    EXHIBIT 5.1



                         [LATHAM & WATKINS LETTERHEAD]



                                  June 6, 2000






Next Level Communications, Inc.
6085 State Farm Drive
Rohnert Park, California 94928

                Re: Next Level Communications, Inc. (the "Company")
                    Registration Statement on Form S-1 Common Stock, $.01 par value



Ladies and Gentlemen:


        In connection with the registration statement on Form S-1 (the "Registration Statement") to be filed on June 6, 2000 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of up to 1,725,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and any shares that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission in connection with such transaction pursuant to Rule 462(b) under the Securities Act (collectively, the "Shares"), you have requested our opinion with respect to the matters set forth below.

        The Shares being registered are issuable upon the exercise of certain outstanding warrants of the Company.

        In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance, and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely and properly completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, and have obtained from officers of the Company and agents thereof such certificates and other representations and assurances, as we have deemed necessary or appropriate for the purposes of this opinion.


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LATHAM & WATKINS
June 6, 2000
Page 2



        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

        1. The Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the warrants issued by the Company on November 12, 1999, will be validly issued, fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" of the prospectus included therein, and to the incorporation by reference of this opinion and consent into a registration statement filed with the Commission pursuant to Rule 462(b) under the Securities Act relating to the Shares.



                                             Very truly yours,



                                             /s/ LATHAM & WATKINS